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                                   EXHIBIT 7.1

                             JOINT FILING AGREEMENT

          We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by either of us will be, filed on behalf of each of us.



                              NESTLE HOLDINGS, INC.



                              By:  /s/ Mario A. Corti
                                   ----------------------------------------
                                    Name:  Mario A. Corti
                                    Title:  Senior Vice President - Finance



                              NESTLE S.A.



                              By:  /s/ Jams H. Ball Attorney in fact for
                                   ----------------------------------------
                                    Name:  H.P. Frick
                                    Title:  Attorney in fact for Senior
                                            Vice President General Counsel
                                            of Nestle S.A.




Dated:  May 16, 1994